UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange
                           Act of 1934

Date of Report   (Date of earliest event reported) July 29, 2003
                                                   -------------
                            SJW Corp.
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      (Exact name of registrant as specified in its charter)
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      California                  1-8966            77-0066628
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(State or other jurisdiction   (Commission         (IRS Employer
of incorporation)               File Number)  Identification No.)

   374 W. Santa Clara Street, San Jose, California     95196
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(Address of principal executive offices)             (Zip Code)

                        (408) 279-7800
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      (Registrant's telephone number, including area code)

                        Not Applicable
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  (Former name or former address, if changed since last report)





Item 7.  Financial Statements and Exhibits.

     c) Exhibits. The following document is filed as an exhibit to this report:

          99.1  Press Release issued by SJW Corp. dated July 29,
2003.

Item 12.  Results of Operations and Financial Condition

The information contained in this Item 12 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583. The information contained in this Current Report shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 29, 2003, SJW Corp. announced its financial results for the second quarter ended June 30, 2003. A copy of the press release announcing these financial results is attached as Exhibit
99.1 hereto and incorporated into this Form 8-K by reference.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SJW Corp.


July 29, 2003                 /s/ Angela Yip
                              --------------
                              Angela Yip,
                              Chief Financial Officer
                              and Treasurer



                           EXHIBIT INDEX

Exhibit
Number                       Description of Document
-------                      -----------------------

99.1      Press Release issued by SJW Corp., dated July 29, 2003.


                        PRESS RELEASE               EXHIBIT 99.1

                 Wire Release - National Circuit
             For Release at 5:00 P.M. (Pacific Time)
           July 29, 2003     Richard Balocco     (408) 279-7933
            San Jose, California   V.P.- Corporate Communication


          SJW CORP. (AMEX: SJW) ANNOUNCES SECOND QUARTER
                         FINANCIAL RESULTS

     SAN JOSE, CA, July 29, 2003 - SJW Corp. (AMEX:SJW) basic earnings per common share for the quarter ended June 30, 2003 were $1.46, compared to $1.31 for the same quarter in 2002.

     Operating revenue for the second quarter was $37,968,000 versus $38,696,000 for the same period in 2002. The decrease of $728,000 was primarily attributable to an 8% weather related decrease in customer consumption that was partially offset by a 4% rate increase in San Jose Water Company.
     Total water production costs, which consist of purchased water, power and pump taxes, decreased $3,114,000, or 18% from the second quarter of 2002. The decrease was primarily attributable to an approximate 8%, or $2,120,000, decrease in customer consumption, and an increase in the availability of less costly surface water which contributed $1,285,000 to the overall reduction in water production costs. Total quarterly operating expenses, excluding water production costs and income taxes, increased $1,436,000 or 11% from 2002. SJW Corp. experienced increases principally of: $330,000 in salaries and related costs, $275,000 in pension costs primarily as a result of the decline in market value of retirement trust assets, $329,000 in depreciation expense primarily on added utility plant, $116,000 in legal and professional fees and $356,000 in insurance related costs. Income tax expense for the second quarter of 2003 was higher in comparison to the same period of 2002 due to higher earnings in 2003.
     Year-to-date earnings per common share were $3.19 compared to $1.88 for the same period in 2002. The increase in year-to-date earnings was mainly due to the sale of a SJW Land Company property in the first quarter of 2003, which resulted in an after-tax gain of $3,030,000, or $1.00 per share. The remaining increase in operating net income was due to similar reasons as explained above.
     Other comprehensive income of $1,538,000 and $2,901,000, respectively, for the three months and six months ended June 30, 2003, was a result of an increase in the market value of the investment in California Water Service Group.
     At its meeting today, the Board of Directors of SJW Corp. declared a quarterly dividend on common stock of $0.7275 per share. The dividend is payable on September 1, 2003 to shareholders of record on August 11, 2003.
     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose Water Company, provides water service to a population of approximately one million people in the City of San Jose and nearby communities.


     This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                                    SJW Corp.
                        Condensed Consolidated Statements
                       of Income and Comprehensive Income
                                  (Unaudited)
                   (thousands of dollars, except share data)

                       Three Months          Six Months        Twelve Months
                       Ended June 30       Ended June 30       Ended June 30
                       2003      2002      2003      2002     2003       2002
                    -----------------   -----------------  ------------------
Operating
 revenue            $37,968    38,696   $65,759    66,414  $144,996   141,888
Operating expense:
 Operation:
  Purchased Water     8,873    10,619    14,920    16,306    36,842    34,838
  Power               1,376     1,848     2,113     3,188     5,730     8,227
  Pump Tax            4,201     5,097     6,269     8,714    16,504    20,781
  Other               7,259     6,265    14,021    12,218    26,940    22,710
  Maintenance         1,903     1,984     3,676     3,975     7,567     7,676
  Property taxes
   and other
   nonincome taxes    1,222     1,028     2,491     2,178     4,750     4,396
  Depreciation and
  Amortization        3,825     3,496     7,565     7,002    14,576    13,634
  Income taxes        3,053     2,639     4,472     3,741    10,389     8,584
                    ----------------------------------------------------------
Total operating
 expense             31,712    32,976    55,527    57,322   123,298   120,846

Operating income      6,256     5,720    10,232     9,092    21,698    21,042

Other income (expense):
  Gain on sale
   of nonutility
   property, net
   of tax                 -         -     3,030         -     3,030         -
  Long-term debt
   interest and
   other, net        (1,830)   (1,729)   (3,554)   (3,352)   (6,527)   (6,133)
                    ----------------------------------------------------------
Net income          $ 4,426     3,991   $ 9,708     5,740  $ 18,201    14,909
                    ==========================================================
Other comprehensive
 income (loss), net   1,538      (260)    2,901      (357)    1,575      (635)
                    ----------------------------------------------------------
Comprehensive
 income             $ 5,964     3,731  $ 12,609     5,383  $ 19,776    14,274
                    ==========================================================
Basic and diluted
 earnings per
 share              $  1.46      1.31   $  3.19      1.88   $  5.98      4.90

Basic and diluted
 comprehensive income
 per share          $  1.96      1.23   $  4.14      1.77   $  6.49      4.69

Dividends per
 share              $  0.73      0.69   $  1.46      1.38   $  2.84      2.69

Basic and diluted
 weighted  average
 shares
 outstanding      3,045,147 3,045,147 3,045,147 3,045,147 3,045,147 3,045,147


                              SJW Corp.
                Condensed Consolidated Balance Sheets
                          (Unaudited)
                     (thousands of dollars)

                                     June 30           December 31
                                      2003                 2002
                                    --------------------------------

ASSETS
Utility Plant                       $563,228              $541,919
Less accumulated depreciation
 and amortization                    168,798               161,576
                                    --------------------------------
 Net utility plant                   394,430               380,343
Nonutility property, net              25,659                10,487

Current assets:
 Cash and equivalents                      -                   324
 Accounts receivable and
  accrued utility revenue             21,029                16,721
 Prepaid expenses and other            1,296                 1,654
                                     -------------------------------
   Total current assets               22,325                18,699
Other assets:
 Investment in California
  Water Service Group                 30,931                26,014
 Investment in joint venture           1,163                 1,144
 Regulatory assets                     6,996                 6,013
 Other                                11,053                10,523
                                    --------------------------------
                                    $492,557              $453,223
                                    ================================

CAPITALIZATION AND LIABILITIES
Capitalization:
 Common stock and
  additional paid-in capital       $  21,891            $   21,873
 Retained earnings                   133,521               128,242
 Accumulated other
  comprehensive income                 6,285                 3,384
                                    --------------------------------
  Shareholders' equity               161,697               153,499
 Long-term debt                      119,798               110,000
                                    --------------------------------
  Total capitalization               281,495               263,499
Current Liabilities:
 Bank overdraft                           69                     -
 Line of credit                        6,300                11,450
 Accounts payable                     11,582                 3,525
 Other current liabilities            11,769                 8,625
                                    --------------------------------
  Total current liabilities           29,720                23,600

Deferred income taxes and credits     36,370                29,704
Advances for and
 contributions in
 aid of construction                 133,765               126,714
Other noncurrent liabilities          11,207                 9,706
                                    -------------------------------
                                    $492,557              $453,223
                                    ===============================